UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2011

FIRST MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State or other jurisdiction of incorporation)

0-17071	35-1544218
(Commission File Number)	(IRS Employer Identification No.)

200 East Jackson Street Muncie, Indiana	47305-2814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 747-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October 26, 2011, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of First Merchants Corporation (the “Corporation”) approved the establishment of a 2011 Executive Deferred Compensation Plan (the “Plan”).  The Board confirmed the Committee’s action at a meeting held on October 31, 2011.  The following is a brief summary of the Plan:

The purpose of the Plan is to provide certain eligible management or highly compensated employees of the Corporation and its affiliates (the “Participants”) supplemental retirement benefits to help recompense the employees for benefits reduced under the First Merchants Corporation Retirement and Income Savings Plan (the “401(k) Plan”) due to benefit limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”) and to permit the deferral of additional compensation.  The Plan constitutes an unfunded, unsecured arrangement maintained for the purpose of providing deferred compensation for the Participants for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and a deferred compensation arrangement that complies with Code Section 409A. The Plan will be administered by the Committee or a duly authorized officer or officers of the Corporation acting on the Committee’s behalf.

Participants:  Eligible Participants include salaried employees of the Corporation designated in writing by the Committee.

Deferral Amount:  Each Participant may elect to defer up to seventy-five percent (75%) of the Participant’s “Compensation” (as defined under the Plan).  Any amounts deferred under the 401(k) Plan will count toward this limitation.  Each Participant will also be required to defer under this Plan an amount equal to any contributions or matching contributions under the 401(k) Plan which are required to be refunded to the Participant under Code limitations.

Matching/Supplemental Contributions:  The Committee may elect to match deferrals of a Participant under the Plan in an amount equal to fifty percent (50%) of a Participant’s deferrals up to six percent (6%) of the Participant’s Compensation.  The Committee may also elect to make supplemental contributions to a Participant’s account subject to a vesting schedule.

Distributions:  A Participant may designate the date the Participant is to receive a distribution of the amounts deferred (so long as the date is at least two (2) years following the beginning of the Plan year for which the first deferral is made).  If no designation is made, or if the Participant dies, retires or terminates service prior to the designated date, the Plan will commence distributing the funds within ninety (90) days following the termination of service (subject to certain exceptions for “Key Employees”).  A Participant may also request distribution in the event of an “Unforeseeable Emergency” (as defined under the Plan) upon approval of the Committee.  Each Participant will also receive distribution of its funds from the Plan in the event of a “Change in Control” of the Corporation (as defined under the Plan).

Unfunded Nature of Plan.  The Corporation intends to utilize a “rabbi trust” in connection with the Plan and to make contributions to the trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan.  However, the Corporation’s obligations under the Plan will remain an unsecured, unfunded promise to pay benefits to the participants in accordance with the Plan’s provisions.

Termination of the Plan.  The Corporation may amend or terminate the Plan at any time in its sole discretion.

The foregoing summary of the Plan is subject to, and qualified in its entirety by, the full text of the Plan which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01.                      Financial Statements and Exhibits.

(d)           (10.1) 2011 Executive Deferred Compensation Plan, effective as of  January 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 3, 2011

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.
	Number	Description

	10.1	2011 Executive Deferred Compensation Plan, effective as of January 1, 2011